SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2012

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2012, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB, of Greenwood Village, Colorado. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

On March 14, 2012, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB of Greenwood, Colorado, for the purpose of amending our revolving working capital (seasonal) loan. The amendment amended our covenant for working capital and changed the maturity date of the loan. Prior to the amendment, our minimum working capital requirement was $8.0 million at the end of each fiscal year (beginning in 2011) and $6.5 million at the end of each other period (monthly) for which financial statements were required to be furnished. After the amendment, our minimum working capital requirement remains at $8.0 million at the end of each fiscal year. For each other period for which financial statements are required (monthly), our working capital requirement has been decreased to $5.5 million. The amendment also extended the maturity date of the loan from June 1, 2012 to August 1, 2012.

All other material terms and conditions under the Master Loan Agreement and related agreements remain the same following this amendment.

Item 9.01	Financial Statements and Exhibits

d.	Exhibits.	The following exhibits are filed with this report:

	10.1	Amendment to Master Loan Agreement dated March 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 16, 2012	/s/ Thomas Kersting
Thomas J. Kersting, Chief Executive Officer